Calculation of Filing Fee Tables
S-8
TRX GOLD Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	common shares, without par value	Other	28,210,066	$ 0.70	$ 19,747,046.20	0.0001381	$ 2,727.07
Total Offering Amounts:						$ 19,747,046.20		$ 2,727.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,727.07
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average the high and low sale price of the Registrant's common shares, without par value, as reported on the NYSE American on October 22, 2025, which date is within five business days prior to the filing of this Registration Statement. (3) Represents the maximum of 28,210,066 common shares currently reserved for issuance pursuant to Company's Omnibus Equity Incentive Plan, and subject to adjustment as provided for therein.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A